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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-37621 of USN Communications, Inc. on Form S-4 of our report dated March 14, 1997 (September 4, 1997 as to Note 22), which expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the entity's ability to continue as a going concern appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Data" and "Independent Auditors" in the Prospectus.


DELOITTE & TOUCHE LLP

November 21, 1997
Chicago, Illinois